Exhibit 3.2

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is effective as of ______ __, 2020, by and between IDENTIFYSENSORS BIOLOGICS CORP., a Delaware corporation (the “Company”), and __________________ (“Awardee”).

A.          Awardee has agreed to provide services pursuant to the employment/consulting agreement dated ___________ (the “Employment/Consulting Agreement”).

B.           This Agreement is authorized by and subject to the Company’s 2020 Stock Incentive Plan.

C.           The Company desires to award and issue to Awardee, and Awardee desires to acquire from the Company, shares of the Company’s Common Stock (as described below), subject to the terms and conditions set forth in this Agreement.

The parties agree as follows:

1.            Award of Common Stock. The Company hereby agrees to award and issue to Awardee and Awardee hereby agrees to acquire from the Company an aggregate of _____________________ (_____________) shares of the Company’s Common Stock, par value $.0001 per share (collectively, the “Shares”), as consideration for Awardee’s execution and delivery to the Company this Agreement and the execution, delivery and performance of the Research Agreement, subject to the terms and conditions set forth in this Agreement.

2.            Issuance of Shares. Upon execution of this Agreement by Awardee, the Company shall issue a duly-executed certificate evidencing the Shares in the name of Awardee to be held in escrow until expiration of the Company’s Repurchase Option as described in this Agreement.

3.            Repurchase Option.

(a)        The Shares held by Awardee shall be subject to a right of repurchase in favor of the Company. Subject to the terms and provisions of Section 4, in the event of any voluntary or involuntary termination of Awardee’s advisory relationship with the Company for any or no reason, including death or disability, (any such termination, a “Termination”) before all of the Shares are released from the Company’s Repurchase Option (see Section 4), the Company shall, as of the date of such Termination (as reasonably fixed and determined by the Company), have an irrevocable, exclusive option (the “Repurchase Option”) for a period of ninety (90) days from such date to repurchase all (but not less than all) of the Shares that constitute Unreleased Shares (as defined in Section 4) at such time, at One Tenth of One Cent ($.001) per Share (the “Repurchase Price”).

(b)        The Repurchase Option shall be exercised by the Company by written notice to Awardee or Awardee’s executor (with a copy to Escrow Holder) and, at the Company’s option, (i) by delivery to Awardee or Awardee’s executor with such notice of a check in the amount of the Repurchase Price for the Shares being repurchased, (ii) by cancellation by the Company of an amount of Awardee’s indebtedness to the Company equal to the Repurchase Price for the Shares being repurchased or (iii) by a combination of the preceding clauses (i) and (ii), so that the combined payment and cancellation of indebtedness equals the aggregate Repurchase Price for the Shares being repurchased. Upon delivery of such notice and the payment of such Repurchase Price in any of the ways described above, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to the Company’s own name the number of Shares being repurchased by the Company.

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(c)        Whenever the Company has the right to repurchase Shares hereunder, the Company may designate and assign to one or more employees, officers, directors or stockholders of the Company or other persons or organizations the right to exercise all or a part of the Company’s repurchase rights under this Agreement and to purchase all or a part of such Shares. If the fair market value of the Shares to be repurchased on the date of such designation or assignment (the “Repurchase FMV”) exceeds the aggregate Repurchase Price of such Shares, then each such designee or assignee shall make a payment to the Company in cash or its equivalent in an amount equal to the difference between the Repurchase FMV and the aggregate Repurchase Price of such Shares.

(d)        If any stock dividend, stock split, recapitalization or other change affecting the Company’s outstanding Common Stock as a class is effected without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that by reason of any such transaction is distributed with respect to the Shares shall be immediately subject to the Repurchase Option but only to the extent that the Shares at the time are covered by the Repurchase Option. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Shares hereunder and to the price per share to be paid upon the exercise of the Repurchase Option in order to reflect the effect of any such transaction on the Company’s capital structure, provided that the aggregate Repurchase Price shall remain the same.

4.                  Release of Shares From Repurchase Option,

(a)        [Insert release provisions]; provided that Awardee is continuing to provide research services to the Company under the Research Agreement as of each release date.

(b)        Notwithstanding anything set forth in Section 4(a) , all of the Shares shall be released from the Repurchase Option upon the merger or consolidation of the Company with or into another corporation or entity, or the sale of all or substantially all of the Company’s assets to another corporation, entity or person; provided that the stockholders of the Company, determined immediately before such transaction, own less than fifty percent (50%) of the voting securities of the surviving or acquiring corporation or entity (or parent thereof) immediately after such transaction; and provided that Awardee has not ceased to be an employee of the Company before the date of any such transaction.

(c)        Any of the Shares that have not yet been released from the Repurchase Option are referred to in this Agreement as “Unreleased Shares.”

(d)        The Shares that have been released from the Repurchase Option shall be delivered to Awardee at Awardee’s request (see Section 6).

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5.                  Restriction on Transfer. Except for the escrow described in Section 6, none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any manner until the release of such Shares from the Repurchase Option in accordance with the provisions of this Agreement.

6.                  Escrow of Shares.

(a)        The Shares issued under this Agreement shall be held by the Secretary of the Company as escrow holder (“Escrow Holder”), along with a stock assignment executed by Awardee in blank, until the expiration of the Repurchase Option.

(b)        Escrow Holder hereby is directed to permit transfer of the Shares only in accordance with this Agreement or instructions signed by both parties. In the event that further instructions are desired by Escrow Holder, Escrow Holder shall be entitled to rely on directions executed by a majority of the authorized number of the Company’s Board of Directors. Escrow Holder shall have no liability for any act or omission hereunder while acting in good faith in the exercise of Escrow Holder’s own judgment.

(c)        If the Company or any assignee exercises the Repurchase Option, then Escrow Holder, upon receipt of written notice of such option exercise from the proposed transferee, shall take all steps necessary to accomplish such transfer.

(d)        When the Repurchase Option has been exercised or expires unexercised or a portion of the Shares has been released from the Repurchase Option, upon Awardee’s request, Escrow Holder shall promptly cause a new certificate to be issued for such released Shares and shall deliver such certificate to Awardee.

(e)        Subject to the terms hereof, Awardee shall have all the rights of a stockholder with respect to the Shares while they are held in escrow, including the right to vote the Shares and receive cash dividends declared thereon (if any). If, from time to time during the term of the Repurchase Option, there is (i) any stock dividend, stock split or other change in the Shares or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, then any and all new, substituted or additional securities to which Awardee is entitled by reason of Awardee’s ownership of the Shares shall be immediately subject to this escrow, deposited with Escrow Holder and included thereafter as “Shares” for purposes of this Agreement and the Repurchase Option.

7.                  Right of First Refusal. If Awardee desires (or is required by operation of law or other involuntary transfer) to sell or otherwise transfer any or all of the Shares (whether now held or hereafter acquired) (the “Offered Shares”) to any person, then Awardee first shall offer such Offered Shares as follows:

(a)        Awardee shall give the Company written notice (the “Rights Notice”) of Awardee’s intention, describing the proposed Awardee and the price and terms of the proposed transfer. The Company will have thirty (30) days from the date of receipt of the Rights Notice to agree to purchase all or a part of the Offered Shares for the price and on the terms specified in the Rights Notice by giving written notice to Awardee.

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(b)        If the Company elects not to purchase all of the Offered Shares, then the Company shall give Awardee notice thereof (the “Company Notice”) and of the amount of the Offered Shares that the Company elects to purchase. If the Company does not elect to purchase all of the Offered Shares, then Awardee will have one hundred thirty five (135) days after the date of mailing of the Rights Notice to sell Offered Shares not purchased by the Company to the proposed Awardee at a price and on general terms not more favorable to the Awardee thereof than specified in the Rights Notice. If Awardee has not sold the full amount of the Offered Shares within such 135-day period, then Awardee shall not thereafter sell any of the Offered Shares without first offering such securities to the Company in the manner provided above.

(c)        The rights provided in this Section 7 shall not apply to the transfer: (i) to the estate of Awardee by gift, will or intestate succession, (ii) to a member of Awardee’s immediate family, (iii) to the personal trust of Awardee or (iv) to nonprofit institutions by gift or will; provided that the foregoing transfers shall be permitted without compliance with this Section 7 only if such transferee becomes a party to and executes this Agreement.

(d)        The rights of first refusal described in this Section 7 shall terminate on (i) the effective date of a registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an underwritten public offering of Common Stock of the Company or (ii) the closing date of a sale of assets or merger of the Company or other acquisition transaction pursuant to which stockholders of the Company receive securities of a buyer whose shares are publicly traded under the Securities Act.

(e)        The Company may assign its rights and delegate its duties under this Section 7. If any such assignment or delegation requires consent of any state securities authority, then the parties agree to cooperate in requesting such consent.

(f)         If the Company (or its assignees) makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be repurchased in accordance with the provisions of this Agreement, then, from and after such time, the person from whom such shares are to be repurchased shall no longer have any right as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement), such Shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Company (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

(g)        If any stock dividend, stock split, recapitalization or other transaction affecting the Company’s outstanding Common Stock as a class is effected without receipt of consideration, then new, substituted or additional securities or other property that are by reason of such transaction distributed with respect to the Shares shall be immediately subject to the Company’s rights of first refusal hereunder but only to the extent that the Shares at the time are covered by such right.

8.                  Awardee’s Representations. In connection with the Company’s award and issuance of the Shares to Awardee, Awardee represents to the Company the following:

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(a)        Awardee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Awardee is acquiring the Shares for investment for Awardee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b)        Awardee understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of Awardee’s investment intent as expressed herein. In this connection, Awardee understands that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may not be present if Awardee’s representations meant that Awardee’s present intention was to hold the Shares for a minimum capital gains period under applicable tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise or for a year or any other fixed period in the future.

(c)        Awardee further acknowledges and understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Awardee further acknowledges and understands that the Company is under no obligation to register the Shares. Awardee understands that the certificate evidencing the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of legal counsel satisfactory to the Company.

(d)        Awardee is aware of the adoption of Rule 144 by the SEC, promulgated under the Securities Act, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the issuer, the sale being through a broker in an unsolicited “broker’s transaction” and the amount of securities being sold during any three (3) month period not exceeding specified limitations. Awardee is aware that Rule 144 of the SEC under the Securities Act currently is not available to exempt Awardee’s sale of the Shares from the registration requirements of the Securities Act. Awardee further represents that Awardee understands that, at the time Awardee desires to sell the Shares, there may be no public market in which to make such a sale and that, even if such a public market exists for the Company’s Common Stock, the Company may not be satisfying the current public information requirement of Rule 144 or other conditions under Rule 144 that are required of the Company. If so, Awardee understands that Awardee will be precluded from selling the Shares under Rule 144.

9.                  Stock Certificate Legends. The stock certificate evidencing the Shares issued hereunder shall be endorsed with the following (or substantially similar) legends:

(a)        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

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(b)        THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(c)        Any legend required by applicable state securities laws.

10.              Market Stand-Off Agreement. Awardee agrees that, if requested by the Company and an underwriter of the Company’s Common Stock or other securities of the Company during the period of duration specified by the Company and such underwriter following the effective date of a registration statement of the Company filed with the SEC under the Securities Act, Awardee shall not directly or indirectly sell, offer to sell, contract to sell (including any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any of the Shares or any other securities of the Company held by or on behalf of Awardee or beneficially owned by Awardee (as determined under the rules and regulations of the SEC) at any time during such period except shares of the Company’s Common Stock included in such registration (if any); provided, however, that (a) the foregoing agreement of Awardee shall be applicable only to the first such registration statement of the Company that covers the Company’s Common Stock or other securities of the Company to be sold on the Company’s behalf to the public in an underwritten offering; (b) all officers, directors and stockholders owning greater than five percent (5%) of the Company enter into similar agreements; and (c) such market stand-off time period shall not exceed one hundred eighty (180) days.

11.              Adjustment for Stock Splits. All references to the number of Shares and the Repurchase Price per Share in this Agreement shall be appropriately adjusted to reflect any stock split, reverse stock split or stock dividend or other similar change in the Shares that may be made by the Company after the date of this Agreement.

12.              Tax Consequences. Awardee has reviewed with Awardee’s own tax advisers the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. Awardee is relying solely on such advisers and not on any statement or representation of the Company or any of its agents. Awardee understands that Awardee (and not the Company) shall be responsible for Awardee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. Awardee understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income both (i) the difference (if any) between the purchase price paid for the Shares by Awardee (if any) and the fair market value of the Shares on the effective date of this Agreement and (ii) the difference between the amount paid for the Shares by Awardee (if any) and the fair market value of the Shares as of the date on which any restriction on the Shares lapses. In this context, “restriction” includes the right of the Company to buy back the Shares pursuant to the Repurchase Option. Awardee understands that Awardee may elect to be taxed at the time the Shares are purchased or acquired rather than when and as the Repurchase Option or the Section 16(b) period under the Securities Exchange Act of 1934, as amended, expires by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase or acquisition.

AWARDEE ACKNOWLEDGES THAT IT IS AWARDEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF AWARDEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON AWARDEE’S BEHALF.

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13.              General Provisions.

(a)        This Agreement shall be governed by the laws of the State of [insert state], as such laws are applied to contracts entered into and performed in such State. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and may be modified or amended only in a writing signed by both parties. Any dispute regarding this Agreement shall be brought in the federal or state courts of Cuyahoga County, Ohio.

(b)        Nothing in this Agreement shall confer upon Awardee any right to continue in the service of the Company (or any parent or subsidiary corporation of the Company) for any period of time or restrict in any way the rights of the Company (or any parent or subsidiary corporation of the Company) or Awardee to terminate the service provider status of Awardee at any time for any reason whatsoever, with or without cause.

(c)        Any notice, demand or request required or permitted to be given by either the Company or Awardee pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing. Any notice to Escrow Holder shall be sent to the Company’s address.

(d)        The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by the Company’s successors and assigns. The rights and obligations of Awardee under this Agreement may be assigned only with the prior written consent of the Company, and any purported transfer otherwise shall be null and void.

(e)        Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions and shall not prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted to both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(f)         Awardee agrees upon request to execute all further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(g)        Awardee confirms that, except for the shares of Common Stock of the Company awarded by the Company to Awardee pursuant to this Agreement, Awardee does not own or have the right to purchase any Common Stock of the Company. All prior agreements with respect thereto (if any) hereby are rendered null and void.

(h)        All representations, warranties and agreements of Awardee contained in this Agreement shall survive the consummation of the transactions contemplated hereby.

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(i)          If any dispute arises between the parties hereto with respect to the matters covered by this Agreement that leads to a proceeding to resolve such dispute, then the prevailing party in such proceeding shall be entitled to receive from the other party such prevailing party’s reasonable attorneys’ fees, expert witness fees and out-of-pocket costs incurred in connection with such proceeding in addition to any other relief that may be awarded to such prevailing party.

(j)         Neither this Agreement nor any uncertainty or ambiguity herein will be construed against any party hereto. The parties hereto hereby expressly waive the application of any law, regulation, holding or ruling of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document. All references in this Agreement to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise expressly specified. Unless otherwise expressly provided in this Agreement, the word “including” wherever it appears in this Agreement does not and shall not limit the words or terms preceding such word.

(k)        If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(l)        This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(m)        The provisions of this Agreement shall inure to the benefit of and be binding on the Company and its successors and assigns and Awardee and Awardee’s legal representatives, heirs, legatees, distributees, permitted assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement and has agreed in writing to join herein and be bound by the terms and conditions hereof.

(n)        Awardee represents, warrants and acknowledges that Awardee has read carefully this Agreement and understands all of its terms and that Awardee voluntarily is executing and delivering this Agreement. Awardee further represents, warrants and acknowledges that the Company’s legal counsel is not legal counsel to Awardee and has not advised Awardee in any way in connection with or regarding this Agreement. Awardee further represents, warrants and acknowledges that Awardee has been given and had the opportunity to be represented by independent legal counsel in connection with this Agreement and the transactions contemplated hereby and has consulted with such legal counsel or has waived Awardee’s right to do so.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company and Awardee have duly executed this Agreement to be effective as of the date first written above.

The “Company”:	“Awardee”:

IDENTIFYSENSORS BIOLOGICS CORP.,
a Delaware corporation

By: _________________________	By: _________________________
Gregory Hummer, CEO,
President

Address:	Address:

20600 Chagrin Boulevard, Suite 450	____________________________
Shaker Heights, Ohio 44122	____________________________

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CONSENT OF SPOUSE

I, ______________________, spouse of ___________________, have read and approve the foregoing Agreement. As consideration for granting the right to my spouse to purchase shares of IdentifySensors Biologics Corp. as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of all rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any right in the Agreement or shares issued pursuant thereto under the community property laws of the State of [State] or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: _________________, 2020

_________________________________

Signature

_________________________________

Print Name

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ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, I, Lia Antoaneta Stanciu-Gregory, hereby sell, assign and transfer unto ______________________ ___________________ (__________) shares (the “Shares”) of the Common Stock of IdentifySensors Biologics Corp. (the “Company”) standing in my name on the books of the Company represented by Certificate No. _____ herewith and hereby irrevocably constitute and appoint _______________________________, attorney, to transfer the Shares on the books of the Company with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Award Agreement between the Company and the undersigned effective as of ________, 2020.

Dated: _________________________	_________________________

SPOUSAL CONSENT

__________________________ (Awardee’s spouse) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Shares.

_________________________
Signature

_________________________
Print Name

INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its “Repurchase Option,” as set forth in the Agreement, without requiring additional signatures on the part of Awardee.

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ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.       The name, address and social security number of the undersigned:

Taxpayer	Spouse of Taxpayer

(name of Awardee)	[Name of Awardee’s Spouse]
[address]	[address]
[address]	[address]
Social Security No.: _______________	Social Security No.: _______________

2.       Description of property with respect to which the election is being made:

______________________ (________) shares of Common Stock of

IdentifySensors Biologics Corp., a Delaware corporation (the “Company”).

3.       The date on which the property was transferred is ____________ __,, 2020.

4.       The taxable year to which this election relates is calendar year 2020.

5.       Nature of restrictions to which the property is subject:

The shares of stock transferred to the undersigned taxpayer are subject to the provisions of a Restricted Stock Award Agreement between the undersigned and the Company. Under the provisions of the Restricted Stock Award Agreement, the Company will have the right to repurchase the stock at a price that may be less than the fair market value of the shares in the event of the undersigned’s termination of services to the Company.

6.       The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $0.001 per share.

7.       The amount paid by taxpayer for the property was $-0-.

8.       A copy of this statement has been furnished to the Company.

Dated: _______________________	____________________________

Dated: _______________________	____________________________
[Name of Awardee’s Spouse]

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